                                                                EXHIBIT 10.18

                            MASTER LEASE AGREEMENT

     THIS MASTER LEASE AGREEMENT ("Agreement") is entered into as of the 3rd day of December, 1996, by and between Robert Crown d/b/a CROWN COMMUNICATIONS a sole proprietorship ("Lessor") and APT PITTSBURGH LIMITED PARTNERSHIP ("Lessee").


                                    RECITALS

     WHEREAS, Lessor owns, leases, maintains, operates or otherwise controls communications structures (individually, "Site" and collectively, "Sites") in the Pittsburgh Metropolitan Trading Area on which are erected wireless communications facilities; and

     WHEREAS, Lessee wishes to lease from Lessor on a non-exclusive basis space on such Sites for the purpose of locating unmanned radio communications equipment thereon.

     NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to the following terms and conditions governing the leasing and usage of the Sites:


                         1.  SITE LEASE ACKNOWLEDGMENTS
                             --------------------------

     When the parties agree on the particular terms for a Site, the parties will incorporate such terms in a Site Lease Acknowledgment in the form attached as Exhibit "A" ("SLA"). The SLA shall be completed and executed by the parties. If such Site is owned, leased, licensed, or otherwise controlled by Bell Atlantic Nynex Mobile or a related company ("BANM"), the parties will enter into an SLA in the form attached as Exhibit "A-1". Each executed SLA is deemed to be a part of this Agreement. The terms and conditions of the SLA will govern and control if there is a discrepancy or inconsistency between the terms and conditions of any SLA and this Agreement. Lessee may at its own expense record a memorandum of the SLA in the form attached as Exhibit "A-2". Upon termination of an SLA for any reason, Lessee will record a notice of termination of the SLA if Lessee previously recorded a memorandum of such SLA.

                                 2. SITE LEASES
                                    -----------

     2.1 Lease of Sites. Subject to the terms and conditions contained in this
         --------------
Agreement and the SLA relating to the Site, Lessor leases and demises to Lessee and Lessee leases from Lessor that portion of the Site as described on the SLA ("Property"). The real property owned, leased, maintained, operated or otherwise controlled by Lessor will be described on each SLA. Lessee's equipment and facilities will be mounted on or in any structure on the Site or on the ground near the structure all as described in the SLA and in accordance with the terms of this Agreement. The parties acknowledge that Lessor will not be required to enter into any SLA unless an Independent Contractor Agreement has been executed by Crown Network Systems, Inc. and Lessee and is in full force and effect.

     2.2 Minimum Number of Sites. Lessee has agreed to lease not less than
         -----------------------
thirty (30) Sites within twenty-four (24) months after the date of this Agreement, subject to the availability of space and structural and frequency compatibility. Within thirty (30) days of the date of this Agreement Lessee shall deliver to Lessor executed SLAs for each of the Sites described on Exhibit "D", which Sites meet its design criteria. Lessor shall use its best efforts to provide SLAs for the Sites listed on Exhibit "D". Notwithstanding the foregoing, the parties agree that Lessee shall not be required to enter into an SLA for a Site unless Lessor provides a signed SLA to Lessee for each Site within twelve (12) months of the date hereof.

     2.3 Use of Lessor's Sites. Where a Site meeting the Lessee's design
         ---------------------
criteria for search areas issued by Lessee after the date of this Agreement and maintained, operated, owned or controlled by Lessor (including certain BANM towers) is available within the search area determined by Lessee's RF engineers, Lessee shall use its best efforts to utilize such location as a Site for the installation of a communications facility. Lessor and Lessee acknowledge that Lessee's design criteria includes, but is not limited to, antenna space requirements, height requirements wind load requirements, coverage requirements, equipment space requirements and frequency planning.

     Lessor shall provide Lessee, without charge, access to the facility for a period of thirty (30) days, for purposes of determining its suitability as a Site. Lessee shall supply, at its sole expense, all equipment and materials needed to evaluate the facility. If Lessee fails to lease a suitable Site meeting Lessee's design criteria Lessee shall, for each such Site, pay Lessor the sum of $200.00 per month, from the date of receipt of written notice by Lessor of a breach of this provision, and monthly thereafter during the Term of this Agreement. These payments shall constitute liquidated damages. The parties acknowledge that such sum represents a reasonable determination of damages and not a penalty. The annual liquidated damage payment or pro rata portion thereof shall be adjusted on each Adjustment Date according to the formula set forth in Section 6.2.1.


                                     3. USE
                                        ---

     The Property may be used by Lessee only for the installation, operation and maintenance of unmanned radio communications equipment and related telecommunications activities consistent with the terms of the SLA.

     Lessee must, at Lessee's sole expense, comply with all laws, orders, ordinances, regulations and directives of applicable federal, state, county, and municipal authorities or regulatory agencies, including, without limitation, the Federal Communications Commission ("FCC").

     Lessee must operate its equipment on Site in a manner that does not interfere with the operations of the Site as conducted by Lessor or any other existing users of the Site.

     Lessor agrees to reasonably cooperate with Lessee, at Lessee's expense, in executing such documents or applications required by Lessee to obtain such licenses, permits or other governmental approvals needed for Lessee's permitted use of the Property.


                                    4. TERM
                                       ----

     The term of this Agreement ("Term") is ten (10) years commencing on the date of execution and delivery of this Agreement by both parties. The term of this Agreement will be automatically renewed for one (1) term of ten (10) years, followed by one (1) term of five (5) years (each a "Renewal Term") unless Lessee provides Lessor with notice of intention not to renew not less than one hundred eighty (180) days prior to the expiration of the Agreement Term or the Renewal Term. Subject to the Lessor's written approval, Lessee may enter the Property before the Commencement Date (as that term is defined in the SLA), to the extent such entry is related to engineering surveys, inspections, or other reasonably necessary tests required prior to construction and installation of a communications facility; said approval will not be unreasonably withheld, delayed or conditioned. Prior to entry on the Property Lessee shall obtain liability insurance in form and amount satisfactory to Lessor with respect to its activities at the Property.

     The Term of each SLA ("SLA Term") will be five (5) years commencing on the date stated on the SLA, unless otherwise terminated as provided in this Agreement. The term of each SLA will be automatically renewed for four (4) additional terms (each an "SLA Renewal Term") of five (5) years each, unless Lessee provides Lessor with notice of intention not to renew not less than one hundred eighty (180) days prior to the expiration of the SLA Term or the SLA Renewal Term; provided, however, that all such SLA's shall immediately terminate upon the termination or expiration of this Agreement. Under no circumstances, however, shall any Term extend beyond the period of Lessor's interest in a Site pursuant to a lease or other agreement with a third party.


                                 5. TERMINATION
                                    -----------

     5.1. By Lessor.  Lessor has the right to terminate an SLA and all of
          ----------
Lessee's right to the Property leased on a Site upon twenty-four (24) hours' written notice if any equipment placed on the Site by Lessee unreasonably interferes with any equipment located on the Site on the Commencement Date and Lessee fails to resolve such interference problem within two (2) business days of receipt of notice, provided that such interference is not the result of Lessor's equipment or another lessee's or licensee's equipment operating outside of its frequency and output specifications. Lessor may terminate the applicable SLA upon a default by Lessee which continues beyond any cure period permitted with respect thereto.

     5.2 By Lessee.  Lessee has the right to terminate an SLA upon sixty (60)
         ---------
days' prior written notice if:

          5.2.1 Lessee is unable to use the Property for a communications facility in the manner originally designed by Lessee when executing the SLA due to an obstruction which is (a) created after the date of the SLA; (b) within a 3 to 1 slope (3 feet horizontally for every 1 foot of vertical drop) from the bottom of the lowest antenna leased by Lessee on the Property; (c) within a quarter mile radius of the communications facility; and
(d) if Lessee reasonably demonstrates that such obstruction results in signal degradation;

          5.2.2 Within 90 days of Site activation or receipt of all requisite governmental approvals, but in no event more than one hundred eighty (180) days after executing an SLA, Lessee reasonably determines that it is unable to use the Property for a communications facility in the manner originally designed by Lessee when executing the SLA;

          5.2.3 Any certificate, permit, license or approval affecting Lessee's ability to use the Property in the manner originally intended by Lessee is rejected; or

          5.2.4 If any previously issued certificate, permit, license or approval is canceled, expires, lapses, or is otherwise withdrawn or terminated by the applicable governmental agency.


                                    6. FEES
                                       ----

     6.1 Rental Payments. The annual lease fee ("Fee") for a Property shall be
         ---------------
payable in equal installments beginning on the Commencement Date and continuing on the first day of each and every quarter thereafter during the Term or Renewal Term. The initial payment shall be prorated if the Commencement Date is a date other than the first day of the quarter. The Fee shall be payable to Lessor at:

     Crown Communications
     Penn Center West III, Suite 229
     Pittsburgh, PA 15276
     Attention: Robert A. Crown

     The Fee will be prorated for any fractional quarter at the expiration or earlier termination of a particular SLA. The Fee for the Property shall be determined in accordance with Exhibit "B".

     6.2 Adjustment
         ----------

          6.2.1 The Fee for a Property will be adjusted as provided below:

[*]
[*]

Definitions:

[*]
                                       6

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

[*]

          6.2.2. Fee Increase. If Lessee fails to lease at least thirty (30)
                 ------------
Sites within twenty-four (24) months after the date of this Agreement, then the fee for each Site leased by Lessee hereunder shall increase by [*] per month payable together with each successive quarterly Fee payment until Lessee leases thirty (30) Sites. The foregoing [*] fee increase shall be adjusted on each Adjustment Date pursuant to the formula set forth in Section 6.2.1.

          6.2.3. Fee Decreases. In the event that Lessor and Lessee enter into
                 -------------
an agreement whereby Lessor becomes the exclusive marketing representative for the Lessee's communications facility network, which shall consist of all sites where Lessee has the right to market the platform for the installation of transmitting or receiving equipment for Lessee's PCS system in the Pittsburgh Metropolitan Trading Area (as the Pittsburgh Metropolitan Area is constituted as of the date hereof), then the Fee for each Site leased by Lessee hereunder shall decrease by [*] per month during such time as the exclusive marketing representative agreement is in full force and effect. Provided that such exclusive marketing representative agreement is executed within one year from the date hereof, such reduction shall take place retroactively, applying to all Sites leased on or after the date of this Agreement and an appropriate credit shall be made by the Lessor to Lessee. The foregoing [*] fee reduction shall be adjusted on each Adjustment Date pursuant to the formula set forth in Section 6.2.1.

     6.3  Interest. Any Fee or other amount payable under this Agreement which
          --------
is not paid within ten (10) business days of its due date may, at Lessor's option, bear interest ("Past Due Interest Rate") until paid at the lesser of:

          6.3.1 the rate of ten (10) percent per annum; or

          6.3.2 the maximum rate allowed under the law of the Commonwealth of Pennsylvania.


     6.4 Late Fee. If Lessee fails to pay any Fee or other amount
         --------

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

payable under this Agreement within ten (10) business days of the date when due, Lessor may require that Lessee pay to Lessor a late fee of [*] per Site. The late fee is in addition to the interest Lessor may assess under Section 6.3 of this Agreement.

     6.5 Lump Sum Payment Option. As an alternative to the Rental Payments
         -----------------------
described in Section 6.1 of this Agreement, at such time as Lessee has leased the required number of Sites, Lessee may for any additional Site choose to pay a one-time lump sum fee equal to the turnkey construction value (based upon the current market rates) of a 100 foot, 125 foot, 150 foot or 175 foot tower/monopole (as applicable) (including land costs) by Lessee, payable within thirty (30) days of the date the Site becomes operational upon completion of installation of Lessee's antennas and coaxial at the Site. This payment will entitle Lessee usage of the Property for up to nine (9) antennas during the Term and each Renewal Term. Selection of this option by Lessee shall not affect any other fees or payments required to be made under this Agreement, which fees or payments shall be due and payable as set forth herein. This lump sum payment shall include the following: all construction costs (civil, engineering, geotechnical, legal, electrical, general construction and maintenance), all materials, fencing, tower costs and tower erection costs. This payment is in addition to any costs and expenses outlined in the Independent Contractor Agreement of even date herewith. In the event Lessee vacates a Site and subsequently leases the same Site, such subsequent leasing shall not be construed as a renewal of the original Term, and Lessee shall be obligated to comply with the provisions of a new agreement to be negotiated by the parties with respect to the Site.


                        7. IMPROVEMENTS AND CONSTRUCTION
                           -----------------------------

     7.1 Approved Communications Facility. Lessee has the right, at Lessee's
         --------------------------------
sole cost and expense, to erect, maintain, replace and operate at the Property only that communications facility specified on the SLA. Prior to commencing any installation or material alteration of a communications facility, Lessee must obtain Lessor's approval of:

     (i) Lessee's plans for installation or alteration work;

     (ii) the precise location of the communications facility on the Site; and

     (iii) the identity of the contractor performing the work.

     Lessor's approval must not be unreasonably withheld, conditioned or delayed. Lessee's replacement of equipment with equipment of (a) substantially the same wind loading, structural

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

loading, size, weight, height, and (b) operating only at the specific frequency set forth in the SLA, in the course of repairs or upgrading the communications facility, is not a material alteration and may be undertaken by Lessee in the ordinary course so long as such replacement does not violate any provision of this Agreement.

     All of Lessee's installation and alteration work must be performed at Lessee's sole cost and expense, in a good and workmanlike manner, and in accordance with applicable building codes and the provisions of Exhibit "C".

     All work must be performed in a manner which will not adversely affect the structural integrity, maintenance or marketability of the Site or any structure on the Site. No materials may be used which will cause erosion or deterioration of any structure or appurtenance on the Site.

     Any structural alterations to a structure on the Site must be designed by a licensed structural engineer at Lessee's sole cost and expense. Any structural engineer undertaking structural alterations on a tower must either be approved by the tower manufacturer or Lessor and, in the event of structural alterations requiring a building permit, by the local municipality as well.

     Lessee's right to erect, maintain, replace and conduct operations at the Property shall be subject to the terms of the Independent Contractor Agreement between the parties, the terms of which are incorporated herein by reference.

     Such erection, maintenance, replacement and operation shall in no way damage or interfere with Lessor's operations at or usage of the communications facility at a Site. If damage or interference occurs and Lessee fails to make any necessary repairs or otherwise remedy such damage immediately upon written notice by Lessor, Lessor may, in addition to any remedy available to it by law or pursuant to this Agreement, make the repairs or remedy the damage at Lessee's sole expense, payable upon demand. Lessee agrees to have installed transmitting and receiving equipment of the type and frequency which will not cause measurable interference (as defined by the FCC) to Lessor or to other users of a Site.

     7.2 Liens. Lessee must keep the Site free from any liens
         -----
arising from any work performed, materials furnished, or obligations incurred by or at the request of Lessee.

     If any lien is filed against the Site as a result of the acts or omissions of Lessee, or Lessee's employees, agents, or contractors, Lessee must discharge the lien or bond the lien off in a manner reasonably satisfactory to Lessor within thirty (30) days after Lessee receives written notice from any party that the lien has been filed.

     If Lessee fails to discharge or bond any lien within such period, then, in addition to any other right or remedy of Lessor, Lessor may, at Lessor's election, discharge the lien by either paying the amount claimed to be due or obtaining the discharge by deposit with a court or a title company or by bonding.

     Lessee must pay on demand any amount paid by Lessor for the discharge or satisfaction of any lien, and all reasonable attorneys' fees and other legal expenses of Lessor incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith.

     7.3 Possession. The taking of possession of the Property by Lessee is
         ----------
conclusive evidence that Lessee:

             (i) accepts the Property as suitable for the purposes for which they are leased;

             (ii) accepts the Site and any structure on the Site and every part and appurtenance thereof AS IS; and

             (iii) waives any claims against Lessor for defects in the Site or Property and its appurtenances, their fitness for a particular purpose or suitability for any permitted purposes, except:

                   (a) if otherwise expressly provided hereunder;

                   (b) if resulting from the gross negligence or willful misconduct of Lessor, Lessor's employees, agents or contractors;

                   (c) if resulting from a known claim by a third party not identified by Lessor in Lessor's representations under this Agreement; or

                   (d) if known to Lessor and not disclosed to Lessee.

     Lessee is deemed to take possession upon the Commencement Date of the respective SLA. Conducting tests and inspections on the Property is not the commencement of construction.


                                  8. UTILITIES
                                     ---------

     Lessee shall not have the right to obtain electrical and telephone service from any utility company to the Property without Lessor's prior written consent.


                                   9. ACCESS
                                      ------

     The following provisions shall govern access to the Property, unless otherwise modified on an SLA:

     9.1. Construction. Access for construction, routine maintenance and repair
          ------------
and other non-emergency visits shall be permitted during normal business hours (defined as Monday through Saturday, 7 am to 7 pm).

     9.2. Emergency. In the event emergency repairs or maintenance is required
          ---------
to Lessee's communications facility, Lessee is entitled to access the Property twenty-four (24) hours per day, seven (7) days per week to perform such emergency repairs or maintenance, provided that Lessor is immediately notified in order to coordinate any emergency repairs to the tower or other communications structure at the earliest possible time.

     9.3. Type of Access. Access to the Property may be by foot or motor
          --------------
vehicle, including trucks and equipment. Lessor shall provide Lessee with appropriate security devices to provide Lessee with access to the Property.

     Lessee acknowledges that the foregoing access rights are subject to any limitations or restrictions on access imposed upon Lessor (and therefore upon Lessee) by the document or documents evidencing Lessor's underlying real estate interest including any ground lease or master lease relating to a particular Site, which shall be provided to Lessee by Lessor together with the SLA. Lessee agrees to indemnify Lessor for claims of liability by Lessor or a third party, and for any losses or damages sustained by Lessor as a result of Lessee's activities at the Property, including but not limited to any curtailment or interruption of its operations at a Site. Only authorized engineers, employees or contractors of Lessee will be permitted access. Lessee may retain ownership of all equipment and appurtenances installed by Lessee at a Site so long as the removal of such personalty will not affect the structural integrity of any portion of the communications facility.


                         10. IMPROVEMENT FEES AND TAXES
                             --------------------------

     Lessee must pay all taxes and other fees or charges attributable to Lessee's communications facility or any increases thereto.

     Lessor must pay all taxes and other fees or charges attributable to the Property (including, without limitation, debt and ground lease obligations), each Site and, if required under Lessor's ground lease obligations, the real estate of which the Property is a portion.


                                 11. INSURANCE
                                     ---------

     11.1 Lessee's Requirements. Lessee must, during the term of this Agreement
          ---------------------
and at Lessee's sole expense, obtain and keep in force not less than the following insurance:

          11.1.1. Property insurance, including coverage for fire, extended coverage, vandalism and malicious mischief, upon each communications facility in an amount not less than ninety percent (90%) of the full replacement cost of the communications facility;

          11.1.2. Commercial General Liability insuring operations hazard, independent contractor hazard, contractual liability, and products and completed operations liability, in limits of $10,000,000 combined single limit for each occurrence for bodily injury, personal injury and property damage liability, naming Lessor as an additional insured as respects Section 12;

          11.1.3. Statutory Workers' Compensation and Employer's

Liability insurance; and

          11.1.4. Automobile liability insurance in an amount not less than $1,000,000 combined single limit for bodily injury and/or property damage. Insurance will include coverage for all automobiles, including hired and non-owned.

     11.2 Lessor's Requirements. Lessor must, during the term of this Agreement
          ---------------------
and at Lessor's sole expense, obtain and keep in force, the following insurance:

          11.2.1. Property insurance, including coverage for fire, extended coverage, vandalism and malicious mischief on the Site, in an amount not less than 90% of the full replacement cost of the Site (excluding, however, the communications facility); and

          11.2.2. Commercial General Liability insuring operations hazard, independent contractor hazard, contractual liability and products and completed operations liability, in limits of $10,000,000 combined single limit for each occurrence for bodily injury, personal injury and property damage liability, naming Lessee as an additional insured as respects Section 12.

          11.2.3. Statutory Workers' Compensation and Employer's Liability insurance in an amount not less than $1,000,000 per occurrence; and

          11.2.4. Automobile liability insurance in an amount not less than $1,000,000 combined single limit for bodily injury and/or property damage. Insurance will include coverage for all automobiles, including hired and non-owned.

     11.3 Policies of Insurance.  All required insurance policies must be taken
          ---------------------
out with reputable national insurers rated AX(10) or better that are licensed to do business in the jurisdiction where the Property and Sites are located. Each party agrees that certificates of insurance will be delivered to the other party as soon as practicable after the placing of the required insurance, but not later than the Commencement Date of a particular SLA. All policies must contain an undertaking by the insurers to notify the other party in writing not less than fifteen (15) days before any reduction in coverage beyond the minimum coverage required under this Agreement, cancellation, or termination of the insurance.

     Lessor and Lessee will each year review the limits for the insurance policies required by this Agreement. Policy limits will be adjusted to proper and reasonable limits as circumstances warrant, but policy limits will not be reduced below those stated above and no increases will be effective unless Lessor and Lessee mutually agree.

     11.4 No Limitation on liability.  The provision of insurance required in
          --------------------------
this Agreement shall not be construed to limit or otherwise affect the liability of any party to the other party.

     11.5 Compliance.  Lessee will not do or permit to be done in or about the
          ----------
Property, nor bring or keep or permit to be brought to the Property, anything that:

          (i) is prohibited by any insurance policy carried by Lessor covering the Site, any improvements thereon, or the Property; or

          (ii) will increase the existing premiums for any such policy beyond that reasonably contemplated for the addition of the communications facility.

     Lessor acknowledges and agrees that the installation of the communications facility upon the Property in accordance with the terms and conditions of this Agreement will be considered within the underwriting requirements of any of Lessor's insurers and such premiums contemplate the addition of the communications facility.

     11.6 Release.  Lessor and Lessee release each other, and their respective
          -------
principals, employees, representatives and agents, from any claims for damage to any person or to the Property, the Site and any improvements thereon, that are caused by, or result from, risks insured against under any insurance policies required to be carried by the parties. Each party shall cause each insurance policy to provide that the insurance company waives all right of recovery by way of subrogation against the other party in connection with any damage covered by any policy to the extent required by Section 12 Indemnification.


                              12. INDEMNIFICATION
                                  ---------------

     12.1 Indemnification by Lessee.  Lessee must indemnify Lessor and all
          -------------------------
subsidiary companies and affiliates and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury, and/or damage to property arising from or out of:

          (i) any occurrence in, upon or at the Property or the Site caused by the acts or omissions of Lessee or Lessee's agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers, except to the extent caused by the gross negligence or willful misconduct of Lessor, Lessor's agents, customers, invitees, concessionaires, contractor, servants, vendors, materialmen or suppliers;

          (ii) any occurrence caused by the violation of any law, regulation or ordinance applicable to Lessee's actual use of or presence on the Property or the actual use of or presence on the Property of Lessee's agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers; and

          (iii) real estate brokers claiming by, through or under Lessee for any commission, fee or payment in connection with this Agreement.

     If Lessor is made a party to any litigation commenced by or against Lessee for any of the above reasons, then Lessee shall protect and hold Lessor harmless and pay all reasonable costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Lessor in accordance with the provisions of Section 12.3 of this Agreement.

     12.2 Indemnification by Lessor.  Lessor must indemnify Lessee and all
          -------------------------
subsidiary companies and affiliates and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury, and/or damage to property arising from or out of:

          (i) any occurrence in, upon or at the Property or the Site caused by the acts or omissions of Lessor or Lessor's agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers, except to the extent caused by the gross negligence or willful misconduct of Lessee, Lessee's agents, customers, invitees, concessionaires, contractor, servants, vendors, materialmen or suppliers;

          (ii) any occurrence caused by the violation of any law, regulation or ordinance applicable to Lessor s actual use of or presence on the Property or the actual use of or presence on the Property of Lessor's agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers; and

          (iii) real estate brokers claiming by, through or under Lessor for any commission, fee or payment in connection with this Agreement.

     If Lessee is made a party to any litigation commenced by or against Lessor for any of the above reasons, then Lessor shall protect and hold Lessee harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Lessee in accordance with the provisions of
Section 12.3 of this Agreement.

     12.3 Procedure
          ---------

          12.3.1 Any party being indemnified ("Indemnitee") shall give the party making the indemnification ("Indemnitor") written notice as soon as reasonably possible if:

          12.3.1.1. any claim or demand shall be made or liability asserted against Indemnitee, or

          12.3.1.2. any suit, action, or administrative or legal proceedings shall be instituted or commenced in which any Indemnitee is involved or is named as a defendant, either individually or with others.

          12.3.2 If, within thirty (30) days after the giving of such notice, the Indemnitee receives written notice from Indemnitor stating that the Indemnitor disputes or intends to defend against such claim, demand, liability, suit, action or proceeding, then Indemnitor will have the right to select counsel of its choice and to dispute or defend against such claim, demand, liability, suit, action or proceeding, at Indemnitor's expense. Indemnitee will fully cooperate with Indemnitor in such dispute or defense so long as Indemnitor is conducting such dispute or defense diligently and in good faith; provided, however, that Indemnitor will not be permitted to settle such dispute or claim without the prior written approval of Indemnitee, which shall not be unreasonably withheld, conditioned or delayed. Even though Indemnitor selects counsel of its choice, Indemnitee has the right to additional representation by counsel of its choice to participate in such defense at Indemnitee's sole cost and expense.

          12.3.3 If no such notice of intent to dispute or defend is received by Indemnitee within the thirty (30) day period, or if diligent and good faith defense is not being, or ceases to be, conducted, Indemnitee has the right to dispute and defend against the claim, demand or other liability at the sole cost and expense of Indemnitor and to settle such claim, demand or other liability, and in either event to be indemnified as provided for in this Section. Indemnitee is not permitted to settle such dispute or claim without the prior written approval of Indemnitor, which approval shall not be unreasonably withheld, conditioned or delayed.

          12.3.4 The Indemnitor's indemnity obligation includes reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by the Indemnitee from the first notice that any claim or demand has been made or may be made. The provisions of this Section shall survive the termination of this Agreement with respect to any damage, injury, or death occurring before such termination.


                                 13. ASSIGNMENT
                                     ----------

     13.1 By Lessee.  Notwithstanding any provision to the contrary, Lessee may
          ---------
with Lessor's consent (which consent may not be unreasonably withheld) assign this Agreement, either in whole or in part, to any subsidiary or affiliate of Lessee provided Lessee notifies Lessor in writing of its intention to so assign, or sublet. For purposes of this paragraph, the terms "subsidiary" and "affiliate" shall be defined as any corporation or entity which controls Lessee, is controlled by Lessee or is under the common control with Lessee by the same parent corporation or other entity or successor of Lessee, provided such successor is in the same business as Lessee and the successor, and any assignor of this Agreement, so long as they may remain liable for performance of this Agreement, on a combined basis have a net worth of at least $25,000,000 (as defined by generally accepted accounting principles consistently applied). The foregoing net worth requirement shall be adjusted on each Adjustment Date pursuant to the formula set forth in Section 6.2.1. The assignment of this Agreement does not constitute a release of the assignor under this Agreement. Lessee will not assign, sublet, or otherwise transfer this Agreement, an SLA or any Property to any party other than as set forth in this Section 13.1 without Lessor's prior written consent, which consent may be withheld in Lessor's absolute discretion.

     13.2 By Lessor.  Lessor may make any sale, lease, license, assignment or
          ---------
transfer of any Site, provided such sale, lease, license, assignment or transfer is subject to the terms and conditions of this Agreement and the applicable SLA. Lessor may sell, lease, license, assign or transfer this Agreement together with all SLA's, provided Lessor notifies Lessee in writing of its intention to so sell, lease, license, assign or transfer and the successor has a net worth of at least $25,000,000. The foregoing net worth requirement shall be adjusted on each Adjustment Date pursuant to the formula set forth in Section 6.2.1. The sale, lease, license, assignment or transfer of this Agreement does not constitute a release of assignor under this Agreement.


                                  14. REPAIRS
                                      -------

     14.1 Lessee's Obligation. Lessee must, at all times during the term of each
          -------------------
and every SLA, at Lessee's sole cost and expense, keep and maintain Lessee's communications facility located by Lessee upon the Property in a structurally safe and sound condition and in good repair.

     If Lessee does not make such repairs within twenty (20) days after receipt of notice from Lessor requesting such repairs and such repairs are required, then Lessor may, at Lessor's option, make the repairs. Lessee shall pay Lessor on demand Lessor's actual costs in making the repairs, plus Lessor's actual overhead. This remedy is in addition to and not in derogation of any other rights of Lessor under this Agreement or under applicable law.

     If Lessee commences to make repairs within twenty (20) days after any written notice from Lessor requesting such repairs and thereafter continuously and diligently pursues and completes such repairs, then the twenty (20) day cure period will extend for an additional sixty (60) days to permit Lessee to complete such repairs.

     If emergency repairs are needed to protect persons or property, or to allow the use of the Property, Lessee must immediately correct the safety or use problem, even if a full repair cannot be made at that time, or Lessor may make such repairs at Lessee's expense.

     14.2 Lessor's Obligation. Lessor must, at all times during the term of each
          -------------------
and every SLA and at Lessor's sole cost and expense, keep and maintain the Site and any improvements located thereon (excluding Lessee's obligation at Section
14.1 above) in a structurally sound and safe condition.

     If Lessee is unable to use the communications facility because of repairs required on the Property, Lessee may immediately erect on the Property or an unused portion of the Site a temporary communications facility, including any supporting structure, while Lessor makes repairs to the Property. Lessor shall provide Lessee with thirty (30) days prior written notice of its intent and schedule to make any regularly required repairs and maintenance on the Property.


                          15. CASUALTY OR CONDEMNATION
                              ------------------------

     15.1 Casualty. If there is a casualty to any structure upon which a
          --------
communications facility is located, Lessor must within one hundred twenty (120) days repair or restore the structure and shall use its best efforts to repair or restore the structure as quickly as possible. Lessee may immediately erect on the Property or an unused portion of the Site a temporary communications facility, including any supporting structure, while Lessor makes repairs to the Property and the rental Fee shall be reduced by fifty percent (50%) for such period that Lessee is unable to use the structure. Upon completion of such repair or restoration, Lessee is entitled to reinstall Lessee's communications facility. In the event such repairs or restoration will reasonably require more than one hundred twenty (120) days to complete, Lessee is entitled to terminate the applicable SLA upon thirty (30) days prior written notice.

     15.2 Condemnation. If there is a condemnation of the Site, including
          ------------
without limitation a transfer of the Site by consensual deed in lieu of condemnation, the SLA for the condemned Site will terminate upon transfer of title to the condemning authority, without further liability to either party under this Agreement. Lessee is entitled to pursue a separate condemnation award for the communications facility from the condemning authority.

                    16. SURRENDER OF PREMISES; HOLDING OVER
                        -----------------------------------

     Upon the expiration or other termination of a SLA for any cause whatsoever, Lessee must peacefully vacate the Property in as good order and condition as the same was at the beginning of the applicable SLA, except for reasonable use, wear and tear and casualty and condemnation. Lessee has the absolute right and duty to remove its communications facility. Lessee will repair any damage caused during the removal of the communications facility and will return the Property to its original condition, including the removal of any concrete foundations, normal wear and tear excepted.

     If Lessee continues to hold any Property after the termination of the applicable SLA, whether the termination occurs by lapse of time or otherwise, such holding over will, unless otherwise agreed to by Lessor in writing, constitute and be construed as a month-to-month tenancy at a monthly Lease Fee equal to 1/12th of 125% of the Fee for such SLA and subject to all of the other terms set forth in this Agreement. In such event Lessor shall have the right to commence ejectment proceedings or any other remedy at law or in equity notwithstanding this provision.


                            17. DEFAULT AND REMEDIES
                                --------------------

     17.1 Lessee's Events of Default. The occurrence of any one or more of the
          --------------------------
following events constitutes an "event of default" by Lessee under the applicable SLA:

          17.1.1 If Lessee fails to pay any Fee or other sums payable by Lessee for the applicable Property within ten (10) business days of Lessee's receipt of written notice that such Fee or sum payable is late;

          17.1.2 If Lessee fails to perform or observe any other term of the applicable SLA, including terms and conditions applicable thereto contained in this Agreement, and such failure continues for more than fifteen (15) days after written notice from Lessor; except such fifteen (15) day cure period will be extended as reasonably necessary to permit Lessee to complete a cure so long as Lessee commences cure within such fifteen (15) day cure period and thereafter continuously and diligently pursues and completes such cure;

          17.1.3 If any petition is filed by or against Lessee, under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (and with respect to any petition filed against Lessee, such petition is not dismissed within ninety (90) days after the filing thereof), or Lessee is adjudged insolvent in proceedings filed under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

          17.1.4 If a receiver, custodian, or trustee is appointed for Lessee or for any of the assets of Lessee and such appointment is not vacated within sixty
(60) days of the date of the appointment;

          17.1.5 If Lessee becomes insolvent or makes a transfer in fraud of creditors;

          17.1.6. If Lessee's equipment is found to be interfering as described in Paragraph 5.1; or

          17.1.7. If Lessee breaches any material representation, warranty or agreement set forth in this Agreement.

     17.2 Lessor's Remedies. If an event of default occurs, while Lessee remains
          -----------------
in default, Lessor (without notice or demand except as expressly required above) may terminate the applicable SLA, in which event Lessee will immediately surrender the applicable Property to Lessor. Lessee will become liable for damages equal to the total of:

          17.2.1 the actual costs of recovering the Site;

          17.2.2 the Fee earned as of the date of termination, plus interest thereon at the Past Due Interest Rate from the date due until paid;

          17.2.3 the amount by which the Fee and other benefits that Lessor would have received under the applicable SLA for the remainder of the term under the applicable SLA after the time of award subject to Lessor's duty to mitigate damages pursuant to Paragraph 17.4; and

          17.2.4 all other sums of money and damages owing by Lessee to Lessor.

     Lessor may elect any one or more of the foregoing remedies or any remedy available at law or equity with respect to any particular SLA.

     17.3 Lessor's Default.  If Lessor:
          ----------------

          17.3.1 Breaches any material representation, warranty or agreement set forth in this Agreement; or

          17.3.2 Fails to perform or observe any other term of the applicable SLA, including terms and conditions applicable thereto contained in this Agreement, and such failure continues for more than fifteen (15) days after written notice from Lessee; except such fifteen (15) day cure period will be extended as reasonably necessary to permit Lessor to complete a cure so long as Lessor commences cure within such fifteen (15) day cure period and thereafter continuously and diligently pursues and completes such cure;

     Lessee may, in addition to any other remedy available at law or in equity, at Lessee's option upon written notice:

          17.3.3 Terminate the applicable SLA; or

          17.3.4 Incur any expense reasonably necessary to perform the obligation of Lessor specified in such notice and invoice Lessor for the actual expenses, together with interest from the date named at the Past Due Interest Rate. Any invoice shall be accompanied by documentation reasonably detailing actual expenses. If Lessor fails to reimburse the costs within thirty (30) days of receipt of written invoice, then Lessee is entitled to offset and deduct such expenses from the Fees or other charges next becoming due under any SLA.

     Lessee may elect any one or more of the foregoing remedies with respect to any particular SLA.

     17.4 Duty to Mitigate Damages. Lessee and Lessor shall endeavor in good
          ------------------------
faith to mitigate damages arising under this Agreement.


                        18. COVENANT OF QUIET ENJOYMENT
                            ---------------------------

     Lessor covenants and warrants that Lessee or any successor permitted by
Section 13.1 or other transferees approved by

Lessor, upon the payment of Fees and performance of all the terms, covenants and conditions under this Agreement, will have, hold and enjoy each Property leased under a SLA during the term of the applicable SLA or any renewal or extension thereof. Lessor will take no action not expressly permitted under the terms of this Agreement that will interfere with Lessee's intended use of the Property, nor will Lessor fail to take any action or perform any obligation necessary to fulfill Lessor's aforesaid covenant of quiet enjoyment in favor of Lessee.


                          19. COVENANTS AND WARRANTIES
                              ------------------------

     19.1 Lessor. Lessor warrants, with respect to each particular SLA that:
          ------

          19.1.1 Lessor or the entity for which Lessor possesses the exclusive management rights, owns good marketable fee simple title, has a good and marketable leasehold interest, has the right as manager, or has a valid license or easement in the land on which the Site and Property are located and has rights of access thereto pursuant to a ground lease;

          19.1.2 Lessor will not permit or suffer the installation and existence of any other improvement (including, without limitation, transmission or reception devices) upon the structure or land of which any Site or Property is a portion if such improvement materially interferes with transmission or reception by Lessee's communications facility in any manner whatsoever; and

          19.1.3 The Property is to the best of the knowledge of Lessor not contaminated by any Environmental Hazards (as defined in Section 21).

          19.1.4. Lessor represents that telephone and electrical service are currently available at the Site. In the event that Lessor fails to make such telephone and electrical service available to the Site, Lessor agrees that:

          19.1.4.1. The Property includes such non-exclusive easement rights as are necessary to enable Lessee to connect utility wires, cables, fibers and conduits to the communication facility; and

          19.1.4.2. Lessor has no right to prevent such installation, except Lessor does have the right to approve the manner or installation so long as such approval is not unreasonably withheld, conditioned or delayed.

     19.2 Mutual. Each party represents and warrants to the other party that:
          ------

          19.2.1 It has full right, power and authority to make this Agreement and to enter into the SLAs;

          19.2.2 The making of this Agreement and the performance thereof will not violate any laws, ordinance, restrictive covenants, or other agreements under which such party is bound;

          19.2.3 Such party is a duly organized and existing corporation or limited partnership;

          19.2.4 The party is qualified to do business in any state in which the Property and Sites are located; and

          19.2.5 All persons signing on behalf of such party were authorized to do so by appropriate corporate or partnership action.

     19.3 Lessee.  Lessee warrants, with respect to each particular SLA that:
          ------

          19.3.1 Lessee will maintain the antennas, transmission lines and other appurtenances in proper operating condition and maintain same as to appearance and safety; and

          19.3.2 All installations and operations by Lessee in connection with this Agreement shall meet all applicable rules and regulations of the FCC and all applicable codes and regulations of the municipality, county and state where the Site is located. Lessor assumes no responsibility for the licensing, operation and/or maintenance of Lessee's radio equipment.

     19.4 No Brokers.  Lessee and Lessor represent to each other that neither
          ----------
has had any dealings with any real estate brokers in connection with the negotiation of this Agreement.


                            20.  DISPUTE RESOLUTION
                                 ------------------

     20.1 General.  Except as provided otherwise in this Agreement, any
          -------
controversy between the parties arising out of this Agreement or any SLA, or breach thereof, is subject to the mediation process described below. If not resolved by mediation, then the matter may, if mutually agreed upon by the parties, be submitted to the American Arbitration Association ("AAA") for arbitration before a sole arbitrator in the city nearest Lessor's regional office nearest the location of the Site in dispute.

     20.2 Procedure.  A meeting will be held promptly between the parties to
          ---------
attempt in good faith to negotiate a resolution of the dispute. The meeting will be attended by individuals with decision making authority regarding the dispute. If within thirty (30) days after such meeting the parties have not succeeded in resolving the dispute, they will, within fifteen (15) days thereafter submit the dispute to a mutually acceptable third-party mediator who is acquainted with dispute resolution methods. Lessor and Lessee will participate in good faith in the mediation and the mediation process. The mediation shall be nonbinding. If the dispute is not resolved by mediation the parties may jointly, but shall not be required to, initiate an arbitration with the AAA, and the dispute may be resolved by binding arbitration under the rules and administration of the AAA, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Neither party is entitled to seek or recover punitive damages in considering or fixing any award under these proceedings. The parties agree that with respect to the interference issues set forth in Sections
5.1 or 19.1.2, either party may elect to bypass the foregoing resolution mechanism and proceed directly for injunctive relief in the state or federal courts located in Allegheny County, Pennsylvania.

     20.3 Costs.  The costs of mediation and arbitration, including any
          -----
mediator's fees, AAA administration fee, the arbitrators' fee, and costs for the use of facilities during the hearings, shall be borne equally by the parties. Reasonable attorneys fees, costs and expenses may be awarded to the prevailing party (provided such a party can clearly be determined from the proceedings) at the discretion of the arbitrator. Each party's other costs and expenses will be borne by the party incurring them.


                           21.  ENVIRONMENTAL MATTERS
                                ---------------------

     Lessor represents and warrants that to the best of Lessor's knowledge there are no Environmental Hazards on any Site. Nothing in this Agreement or in any SLA will be construed or interpreted to require that Lessee remediate any Environmental Hazards located at any Site unless Lessee or Lessee's officers, employees, agents, or contractors placed the Environmental Hazards on the Site.

     Lessee will not bring to, transport across or dispose of any Environmental Hazards on any particular Property or Site without Lessor's prior written approval, which approval shall not unduly be withheld except Lessee may keep on the Property substances used in back up power units (such as batteries and diesel generators) commonly used in the wireless telecommunications industry. Lessee's use of any approved substances constituting Environmental Hazards must comply with all applicable laws, ordinances, and regulations governing such use.

     The term "Environmental Hazards" means hazardous substances, hazardous wastes, pollutants, asbestos, polychlorinated biphenyl (PCB), petroleum or other fuels (including crude oil or any fraction or derivative thereof) and underground storage tanks. The term "hazardous substances" shall be as defined in the Comprehensive Environmental Response, Compensation, and Liability Act, and any regulations promulgated pursuant thereto. The term "pollutants" shall be as defined in the Clean Water Act, and any regulations promulgated pursuant thereto. This Section shall survive termination of the Agreement and any particular SLA.


                               22. SUBORDINATION
                                   -------------

     22.1. Agreement.  Lessee agrees that this Agreement and each SLA is subject
           ---------
and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Premises or on or against Lessor' s interest or estate therein, and any underlying ground lease or master lease on a particular Site, all without the necessity of having further instruments executed by Lessee to effect such subordination, but, with respect to any such liens or leases which arise following execution of this Agreement, only upon the condition that any such mortgagee, beneficiary, trustee or ground lessor expressly agrees not to disturb the rights of Lessee under this Agreement and each SLA.

     22.2 SLA.  Each SLA is subject to any restrictions or other terms or
          ---
conditions contained in the underlying ground lease. Lessee agrees to commit no act or omission which would constitute a default under any ground lease that has been provided to Lessee.

     Lessor is not required to obtain any consent from the landlord under such Ground Lease in order for Lessee to construct, operate, maintain or access the communications facility, unless expressly set forth in the applicable SLA.

     If a particular restriction contained in a ground lease and not set forth on the applicable SLA prevents Lessee from the construction, operation or maintenance of or access to the communications facility, Lessee is entitled to terminate the applicable SLA, without further liability of either party to the other.

     Upon the expiration or termination of any ground lease, with respect to a particular Site, the SLA relating to such Site shall automatically terminate without further liability of either party to the other. Lessee acknowledges that many of Lessor's underlying leases or licenses may grant to the property owner the right to terminate such underlying leases or licenses on the Site, and that in the event of such termination, the SLA with respect to such Site shall terminate concurrently herewith.

     Lessor agrees that Lessor will not breach the terms or conditions of any ground lease in a manner that affects Lessee's use of the Property.

                             23. GENERAL PROVISIONS
                                 ------------------

     23.1 Entire Agreement.  This Agreement and each SLA constitutes the entire
          ----------------
agreement and understanding between the parties, and supersedes all offers, negotiations and other agreements concerning the subject matter contained in this Agreement. There are no representations or understandings of any kind not set forth in this Agreement. Any amendments to this Agreement or any SLA must be in writing and executed by both parties.

     23.2 Severability.  If any provision of this Agreement or any SLA is
          ------------
invalid or unenforceable with respect to any party, the remainder of this Agreement, the applicable SLA or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, is not to be affected and each provision of this Agreement or the applicable SLA is valid and enforceable to the fullest extent permitted by law.

     23.3 Binding Effect.  This Agreement and each SLA will be binding on and
          --------------
inure to the benefit of the respective parties' successors and permitted assignees.

     23.4 Captions.  The captions of this Agreement are inserted for convenience
          --------
only and are not to be construed as part of this Agreement or the applicable SLA or in any way limiting the scope or intent of its provision.

     23.5 No Waiver.  No provision of this Agreement or a SLA will be deemed to
          ---------
have been waived by either party unless the waiver is in writing and signed by the party against whom enforcement is attempted. No custom or practice which may develop between the parties in the administration of the terms of this Agreement or any SLA is to be construed to waive or lessen any party's right to insist upon strict performance of the terms of this Agreement or any SLA. The rights granted in this Agreement and under each SLA is cumulative of every other right or remedy that the enforcing party may otherwise have at law or in equity or by statute and the exercise of one or more rights or remedies will not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     The parties acknowledge and agree that they have been represented by counsel and that each of the parties has participated in the drafting of this Agreement and each SLA.

Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement and each SLA are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement or each SLA.

     23.6 Notices.  Any notice or demand required to be given in this Agreement
          -------
shall be made by certified or registered mail, return receipt requested or reliable overnight courier to the address of other parties set forth below:

           Lessor:  Crown Communications
                    Penn Center West III, Suite 229
                    Pittsburgh, PA 15276
                    Attn: Robert A. Crown

           Lessee:  APT Pittsburgh Limited Partnership
                    801 Commonwealth Drive
                    Warrendale, PA 15086
                    Attn: Director of Engineering and Operations

   With a Copy To:  American Portable Telecom
                    Real Estate Department
                    P.O. Box 31793
                    Chicago, IL 60631-0793

     Any such notice is deemed received one (1) business day following deposit with a reliable overnight courier or five (5) business days following deposit in the United States mails addressed as required above. Lessor or Lessee may from time to time designate any other address for this purpose by written notice to the other party.

     23.7 Governing Law.  This Agreement and each SLA is governed by the laws of
          -------------
the Commonwealth of Pennsylvania. Notwithstanding the foregoing, in the event of a dispute over a particular Site or Property, the laws of the state where the Site and Property are located shall govern.

     23.8 No Liens.  Each communications facility and related appurtenances
          --------
located upon any Property by Lessee pursuant to the terms of this Agreement and the applicable SLAs will at all times be and remain the property of Lessee and will not be subject to any lien or encumbrance created or suffered by Lessor. Lessee has the right to make such public filings as it deems necessary or desirable to evidence Lessee's ownership of the communications facility. Lessor waives all lessor's or landlord's lien on any property of Lessee (whether created by statute or otherwise). Notwithstanding the foregoing, in the event of termination or expiration of a SLA, if all of the communications facility located on the Property is not removed within thirty (30) days following such termination or expiration, such equipment remaining shall be deemed abandoned and Lessor's waiver of lien shall thereafter be void and of no further force and effect.

     23.9 Force Majeure.  If a party is delayed or hindered in, or prevented
          -------------
from the performance required under this Agreement (except for payment of monetary obligations) by reason of earthquakes, landslides, strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God or other reason of like nature not the fault of the party delayed in performing work or doing acts, such party is excused from such performance for the period of delay. The period for the performance of any such act shall then be extended for the period of such delay.

     23.10 Time is of the Essence.  Time is of the essence with respect to the
           ----------------------
provisions of this Agreement and each SLA.

     23.11 Independent Contractor Agreement.  The provisions of that certain
           --------------------------------
Independent Contractor Agreement executed by APT and by Crown Network Systems, Inc. of even date herewith are incorporated herein by reference as though set forth in their entirety.


                               24. NON-DISCLOSURE
                                   --------------

     The parties agree that without the express written consent of the other party, neither party shall reveal, disclose or promulgate to any third party the terms contained in this Agreement or any Exhibit or SLA to it, except to such third party's auditor, accountant or attorney or to a governmental agency as required by regulation, subpoena or governmental order to do so.

     Lessee intends to protect its proprietary information, including proprietary information which may be disclosed during business transactions with the Lessor. Lessee has devoted substantial time and expense in the field of wireless communications and, in doing so, have acquired proprietary information which they desire to remain confidential in order to promote their corporate growth and security. The business relationship between and among Lessee and Lessor will entail the possible disclosure of certain proprietary information to one another, including, among other things, information regarding each parties' respective assets, liabilities, operations, financial conditions, employees, plans, prospects, management, investors, products, strategies and techniques, the technical characteristics and operations of each party's products, and the identity of suppliers and customers and the nature and extent of their business relationships with such party. Therefore, Lessee and Lessor agree to the following conditions:

     a) All proprietary information of Lessee will be treated with the strictest confidence. Lessor will not disclose proprietary information to any third party and will not make use of that proprietary information, except for such information necessary to transact business between Lessee and Lessor. The Lessor shall not provide proprietary information to individuals not significantly involved in the proposed transaction.

     b) The Lessor shall not develop any new techniques or ideas relating to Lessee's proprietary information that would have a negative impact on Lessee's competitiveness.

     For purposes of this Paragraph 8, Lessee's RF design criteria and search areas are deemed to be proprietary. "Proprietary information" shall not be deemed to include any information available in the marketplace or disclosed to Lessor independently by a third party.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LESSEE:                             LESSOR:
APT PITTSBURGH LIMITED              CROWN COMMUNICATIONS
PARTNERSHIP

By: [Illegible signature]            /s/ Robert A. Crown
   --------------------------       ----------------------------
                                    Robert A. Crown
Title:
      -----------------------

                   EXHIBIT "A" TO THE MASTER LEASE AGREEMENT

                           SITE LEASE ACKNOWLEDGMENT
                           -------------------------


          This Site Lease Acknowledgment ("SLA") is made and entered into as of this ______ day of __________________, 19____ by and between Robert A. Crown, d/b/a CROWN COMMUNICATIONS ("Lessor") and APT PITTSBURGH LIMITED PARTNERSHIP ("Lessee"), pursuant and subject to that certain Agreement ("Agreement") by and between the parties hereto, dated as of __________________, 1996. All capitalized terms have the meanings ascribed to them in the Master Lease Agreement.

     1.   The Parcel will consist of that certain parcel of property located in
          the City of    ___________________________, the County of
          ___________________, and the State of ______________________________,
          more particularly described as a _________________ by _________________ parcel containing approximately ________ square feet situated at ______________________ (add legal description), together with the non-exclusive right for ingress and egress, seven (7) days a week, twenty four (24) hours a day, on foot or motor vehicle, including trucks, and for the installation and maintenance of utility wires, poles, cables, conduits and pipes over, under or along a _______ wide right-of-way extending from the nearest public right-of-way, _________________ to the demised premises, said premises and right-of-way for access being substantially as described herein in Exhibit "1" to the SLA attached hereto and made a part hereof.

     2. Lessee's antenna(s) will consist of ______ antennas, each described in terms of type, size, frequency, effective radiated power and height on the structure outlined as follows:

Manufacturer and Type-Number:                 _________________________

Number of Antennas:                           _________________________

Weight and Dimension of Antenna(s):           _________________________

Transmission Line Mfg. and Type No.:          _________________________

Diameter and Length of Transmission Line:     _________________________

Height of Antenna(s) on Structure:            _________________________

Direction of Radiation:                       _________________________

Equipment Building/Floor Space
Dimensions:                                   _________________________

Frequencies/Max Power Output                  _________________________

3.   The Fee due and payable by Lessee to Lessor is $____________ per year.

4. The commencement date of this SLA will be upon commencement of construction at the Property ("Commencement Date"). For purposes of this SLA, any physical activity on the Site by Lessee, other than those preliminary activities set forth in Article 4 of the Agreement, shall constitute the commencement of the construction.

5. The parties acknowledge that Lessor's rights in the property derive from a certain Lease Agreement dated _________________between Lessor herein and APT Pittsburgh Limited Partnership hereinafter referred to as the "Prime Lease" and attached hereto as Exhibit "2" to the SLA.

          IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.


WITNESS:                                CROWN COMMUNICATIONS

__________________________________      __________________________________
                                           Robert A. Crown

WITNESS OR ATTEST:                      APT PITTSBURGH LIMITED PARTNERSHIP


__________________________________      By:_______________________________

                                        Title:____________________________

                  EXHIBIT "A-1" TO THE MASTER LEASE AGREEMENT

                           BELL ATLANTIC NYNEX MOBILE

                           SITE LEASE ACKNOWLEDGMENT
                           -------------------------


          This Site Lease Acknowledgment ("SLA") is made and entered into as of this ________ day of _____________, 19_____ by and between Robert A. Crown, d/b/a CROWN COMMUNICATIONS ("Lessor") and APT PITTSBURGH LIMITED PARTNERSHIP ("Lessee"), pursuant and subject to that certain Agreement ("Agreement") by and between the parties hereto, dated as of _______________, 1996. All capitalized terms have the meanings ascribed to them in the Master Lease Agreement.

1. The Parcel will consist of that certain parcel of property located in the City of _______________________________, the County of
     ________________________________, and the State of
     __________________________, more particularly described as a
     ________________________ by _________________ parcel containing approximately ___________ square feet situated at ____________________ (add legal description), together with the non-exclusive right for ingress and egress, seven (7) days a week, twenty four (24) hours a day, on foot or motor vehicle, including trucks, and for the installation and maintenance of utility wires, poles, cables, conduits and pipes over, under or along a ________ wide right-of-way extending from the nearest public right-of-way,
     ____________ to the demised premises, said premises and right-of-way for access being substantially as described herein in Exhibit "1" to the SLA attached hereto and made a part hereof.

2. Lessee's antenna(s) will consist of _______ antennas, each described in terms of type, size, frequency, effective radiated power and height on the structure outlined as follows:

Manufacturer and Type-Number:                 _______________________

Number of Antennas:                           _______________________

Weight and Dimension of Antenna(s):           _______________________

Transmission Line Mfg. and Type No.:          _______________________

Diameter and Length of Transmission Line:     _______________________

Height of Antenna(s) on Structure:            _______________________

Direction of Radiation:                       _______________________

Equipment Building/Floor Space
Dimensions:                                   _______________________

Frequencies/Max Power Output                  _______________________

3. The annual lease fee due and payable by Lessee to Lessor is $_________ per year.

4. The commencement date of this SLA will be upon commencement of construction at the Property ("Commencement Date"). For purposes of this SLA, any physical activity on the Site by Lessee, other than those preliminary activities set forth in Article 4 of the Agreement, shall constitute the commencement of the construction.

5. The parties acknowledge that Lessor's rights in the property derive from a certain Lease Agreement dated _________________between Lessor herein and APT Pittsburgh Limited Partnership hereinafter referred to as the "Prime Lease" and attached hereto as Exhibit "2" to the SLA.

          IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

WITNESS:                                    CROWN COMMUNICATIONS

______________________________________      ___________________________________
                                            Robert A. Crown


WITNESS OR ATTEST:                          APT PITTSBURGH LIMITED PARTNERSHIP

______________________________________      By:________________________________

                                            Title:_____________________________

                                 EXHIBIT "A-2"

                Memorandum of Site Lease Acknowledgment (Lease)

Site Name:_____________________     Site I.D.__________________


This Memorandum evidences that a lease was made and entered into by written Site Lease Acknowledgment dated _____________________, 19______ between Crown Communications, a sole proprietorship ("Owner") and APT PITTSBURGH LIMITED PARTNERSHIP ("APT"), the terms and conditions of which are incorporated herein by reference.

Such agreement provides in part that Owner leases to APT Pittsburgh Limited Partnership a certain site ("Site") located on _______________ within the property of Owner which is described in Exhibit "A" attached hereto, with grant of easement for unrestricted rights of access thereto and to electric and telephone facilities for a term of _________ (____) years commencing on __________________________, 19________ which term is subject to __________
(____) additional ___________ (____) year extension periods by APT Pittsburgh Limited Partnership.

IN WITNESS WHEREOF, the parties have executed the Memorandum as of the day and year first above written.

OWNER
CROWN COMMUNICATIONS                          WITNESS:

_________________________________________     _________________________________
         Robert A. Crown

Address:  Penn Center West III, Suite 229
          Pittsburgh, PA 15276

APT
APT PITTSBURGH LIMITED PARTNERSHIP            WITNESS OR ATTEST:

By:______________________________________     _________________________________

Address:  801 Commonwealth Drive
          Warrendale, PA 15086

                                  EXHIBIT "A"

                   TO MEMORANDUM OF SITE LEASE ACKNOWLEDGMENT


Site Name:____________________________   Site I.D.:____________________________

Legal Description of Property:

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF_____________________________

The foregoing instrument was acknowledged before me this _______ day of ____________________, 19_______, by ROBERT A. CROWN.



_________________________________
Notary Public



COMMONWEALTH OF PENNSYLVANIA

COUNTY OF________________________

The foregoing instrument was acknowledged before me this ______ day of ______________________, 19_____, by _____________________,
____________________________________, on behalf of APT Pittsburgh Limited
Partnership.



__________________________________
Notary Public

                                  EXHIBIT "B"

A. 1-29 SITES
   ----------

Crown Towers/1/                                  Annual Lease Fee
-----------------------------------------------------------------

Up to six (6) antenna placements at any                [*]
available height.

Up to nine (9) antenna placements at any               [*]
available height.


Crown Building Tops/2/                          Annual Lease Fee
----------------------------------------------------------------

Up to six (6) antenna placements.                      [*]

Up to nine (9) antenna placements.                     [*]


BANM Towers or Monopoles/3/                    Annual Lease Fee
---------------------------------------------------------------

Up to six (6) antenna placements                       [*]
at any available height.

Up to nine (9) antenna placements                      [*]
at any available height.

---------------
/1/ Pricing provides for up to a 12' x 20' equipment pad (outside). Lessee may rent a 12' x 10' area inside Lessor's equipment building, if available or if required, at an annual rental rate of [*].
/2/ Pricing provides for up to a 12' x 10' area inside building unless otherwise specified in SLA.
/3/ Pricing provides for up to a 12' x 10' equipment pad (outside). Lessee may rent a 12' x 10' area inside Lessor's equipment building, if available or if required, at an annual rental rate of [*].


[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

B. 30-39 SITES
   -----------

Crown Towers/1/                                 Annual Lease Fee
----------------------------------------------------------------

Up to six (6) antenna placements at any                [*]
available height.

Up to nine (9) antenna placements at any               [*]
available height.


Crown Building Tops/2/                          Annual Lease Fee
----------------------------------------------------------------

Up to six (6) antenna placements.                      [*]

Up to nine (9) antenna placements.                     [*]


BANM Towers or Monopoles/3/                     Annual Lease Fee
----------------------------------------------------------------

Up to six (6) antenna placements                       [*]
at any available height.

Up to nine (9) antenna placements                      [*]
at any available height.

---------------
/1/ Pricing provides for up to a 12' x 10' equipment pad (outside). Lessee may rent a 12' x 10' area inside Lessor's equipment building, if available or if required, at an annual rental rate of [*].
/2/ Pricing provides for up to a 12' x 10' area inside building unless otherwise specified in SLA.
/3/ Pricing provides for up to a 12' x 10' equipment pad (outside). Lessee may rent a 12' x 10' area inside Lessor's equipment building, if available or if required, at an annual rental rate of [*].


[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

C.   40-49 SITES
     -----------

Crown Towers/1/                                  Annual Lease Fee
-----------------------------------------------------------------

Up to six (6) antenna placements at any                [*]
available height.

Up to nine (9) antenna placements at any               [*]
available height.


Crown Building Tops/2/                          Annual Lease Fee
----------------------------------------------------------------

Up to six (6) antenna placements.                      [*]

Up to nine (9) antenna placements.                     [*]


BANM Towers or Monopoles/3/                    Annual Lease Fee
---------------------------------------------------------------

Up to six (6) antenna placements                       [*]
at any available height.

Up to nine (9) antenna placements                      [*]
at any available height.

---------------
/1/ Pricing provides for up to a 12' x 20' equipment pad (outside). Lessee may rent a 12' x 10' area inside Lessor's equipment building, if available or if required, at an annual rental rate of [*].
/2/ Pricing provides for up to a 12' x 10' area inside building unless otherwise specified in SLA.
/3/ Pricing provides for up to a 12' x 10' equipment pad (outside). Lessee may rent a 12' x 10' area inside Lessor's equipment building, if available or if required, at an annual rental rate of [*].

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

D.   50 OR MORE SITES
     ----------------

Crown Towers/1/                                 Annual Lease Fee
----------------------------------------------------------------

Up to six (6) antenna placements at any               [*]
available height.

Up to nine (9) antenna placements at any              [*]
available height.


Crown Building Tops/2/                         Annual Lease Fee
---------------------------------------------------------------

Up to six (6) antenna placements.                      [*]

Up to nine (9) antenna placements.                     [*]


BANM Towers or Monopoles/3/                   Annual Lease Fee
--------------------------------------------------------------

Up to six (6) antenna placements                       [*]
at any available height.

Up to nine (9) antenna placements                      [*]
at any available height.


     In addition to the foregoing sums, the parties agree that Lessor will perform all construction and antenna installation work on all Sites at an agreed upon market rate.

     In the event a monopole erected on a Site owned, leased, licensed or otherwise controlled by BANM will not support Lessee's communications facility and would require upgrading, Lessee, at its option, may elect to have such monopole upgraded and pay within thirty (30) days of invoicing by Lessor a sum equal to 25% of the cost of such upgrading. If Lessee elects not to have such monopole upgraded, Lessor shall not be entitled to

---------------
/1/ Pricing provides for up to a 12' x 20' equipment pad (outside). Lessee may rent a 12' x 10' area inside Lessor's equipment building, if available or if required, at an annual rental rate of [*].
/2/ Pricing provides for up to a 12' x 10' area inside building unless otherwise specified in SLA.
/3/ Pricing provides for up to a 12' x 10' equipment pad (outside). Lessee may rent a 12' x 10' area inside Lessor's equipment building, if available or if required, at an annual rental rate of [*].

[*] Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed with the Securities and Exchange Commission separately.

receive the payment described in Section 2.3 of this Agreement. If Lessee elects not to have such monopole upgraded, Lessor shall have the option, exercisable in writing within thirty (30) days of such notification by Lessee, to construct a Site suitable for Lessee's communications facility according to the pricing schedule set forth in this Agreement and in the Independent Contractor Agreement of even date herewith. The Site shall become operational within one hundred eighty (180) days of the date Lessor exercises its option.

                                  Exhibit "C"

                                Revision: 4/6/95
                                 SITE STANDARDS
                                 --------------


I.   GENERAL

A. PURPOSE The purpose of these Site Standards is to create a quality site installation. These standards are to be in effect for each site at which LESSEE has equipment in, on or at the site and at which LESSEE has a right to occupy pursuant to the Agreement to which this document is an attachment.

B.   STATE AND NATIONAL STANDARDS

1. All installations must conform with all state and national regulations and the following state and national codes or any supplements, amendments or provisions which supersede them:

     a.   American National Standards Institute:
          ANSI/EAI-222E Structural Standards for Steel Antenna Towers and Antenna Supporting Structures
     b.   Federal Aviation Administration Regulations:
          Vol. XI, Part 77 Objects Affecting Navigable Airspace
          Advisory Circular Obstruction Marking and Lighting AC 70/7460 Advisory Circular High Intensity Obstruction Lighting Systems AC 150/5345-43,
          FAA,/DOD Specifications L-856
     c.   Federal Communications Commission Rules and Regulations:
          Code of Federal Construction, Marking and Lighting of Antenna Regulations Title 47 Structures Chapter I, Part 17
     d.   National Electrical Code
     e. Building Officials and Code Administrators International, Inc. Basic National Building Code
          Basic National Mechanical Code
          State Building Code
     f.   National Fire Protection Association
          Code 101 - Life Safety
          Code 90A - Air Conditioning and Ventilating Systems
          Code 110 - Emergency and Standby Power Systems
     g.   State Fire Safety Code

     h.   Occupational Safety and Health Administration
          Safety and Health Standards (29 CFR 1910) General Industry Subpart R Special Industries
          1910.268 Telecommunications
          1926.510 Subpart M Fall Prevention
     i. Motorola Grounding Guideline for Cellular Radio Installations, Document No. 68P81150E62, 7/3/92 OR
          AT&T AUTOPLEX(C) Cellular Telecommunications Systems, Lightning Protection and Grounding, Customer

          Information Bulletin 148B, August 1990, or latest revision OR Fluor Daniel Grounding Specifications for American Portable Telecom Project,
          Section 16670, or latest revision.

C.   GENERAL/APPROVAL

1. All users shall furnish the following to LESSOR prior to installation of any equipment:

     a. Completed Application. (LESSEE must make new Application to LESSOR for change in Antenna position or type.)
     b. Fully executed SLA.
     c. Copies of FCC Licenses and construction/building permits.
     d. Final site plan outlining property boundaries, improvements, easements and access.
     e. Accurate block diagrams showing operating frequencies, all system components (active or passive) with gains and losses in dB, along with power levels.

2. The following will not be permitted at the facility without the prior written consent of LESSOR.

     a. Any equipment without FCC type acceptance or equipment which does not conform to FCC rules and regulations.
     b. Add-on power amplifiers.
     c. "Hybrid" equipment with different manufacturers' RF strips.
     d. Open rack mounted receivers and transmitters.
     e. Equipment with crystal oscillator modules which have not been temperature compensated.
     f. DigitaVanalog hybriding in exciters, unless type-accepted.
     g. Non-continuous duty rated transmitters used in continuous duty applications.
     h. Transmitter outputs without a harmonic filter and antenna matching circuitry.

     i. Change in range of operating frequencies.
     j. Ferrite devices looking directly at an antenna.
     k. Nickel plated connectors.
     l. Cascaded receiver multicouplers/preamps.

3.   All emergencies are to be reported immediately to 1-800-852-2671.

D.   LIABILITY

It shall be the responsibility of the LESSEE to comply with all of the site standards set forth herein. The LESSEE specifically agrees to indemnify and hold harmless the LESSOR against any claim of liability, loss, damage or costs including reasonable attorney's fees, arising out of or resulting from LESSEE's non-compliance with the standards set forth herein.

E.   INSPECTION

LESSOR reserves the right to inspect LESSEE' s area without prior notice at any time during the term of the Agreement in order to ensure compliance with the standards set forth herein. Any such inspection shall be solely for the benefit and use of the LESSOR and does not constitute any approval of or acquiescence to the conditions that might be revealed during the course of the inspection.

LESSOR reserves the right to inspect LESSOR's area without prior notice.

F.   DISCLAIMER OF RESPONSIBILITY

It is the intention of LESSOR and LESSEE that the standards set forth herein are part of the Agreement between them. It is specifically agreed that they are not intended to be relied upon or to benefit any third party. Further, the LESSOR shall have no liability or responsibility to any third party as a result of the establishment of the standards set forth herein, any inspection by the LESSOR of LESSEE's area in order to determine compliance with the standards, the sufficiency or lack of sufficiency of the standards, or LESSEE's compliance or non-compliance with the standards and the LESSEE agrees to indemnify and hold harmless the LESSOR against any claim by a third party resulting from such theories.

II.  RADIO FREQUENCY INTERFERENCE PROTECTIVE DEVICES

A. If due to LESSEE's use or proposed use, there exists any change to the RF environment it will be at LESSOR's sole discretion to require any or all of the following:

1. IM protection panels can be installed in lieu of separate cavity and isolator configurations. LESSOR approval reacquired.
2.   30-76 MHZ
     - Isolators required
     - TX output cavity - minimum of 20 Db rejection @ plus or minus 5 MHZ
3.   130-174 MHZ
     - Isolators - minimum of 30 Db with bandpass cavity
4.   406512Mhz
     - Isolators - minimum of 60 Db with bandpass cavity
5.   806-866 MHZ
     - Isolators - minimum of 60 Db with bandpass cavity
6.   866 MHZ and above - as determined by LESSOR.

B. Additional protective devices may be required based upon LESSOR's evaluation of the following information:

1.   Theoretical Transmitter (TX) mixes.
2.   Antenna location and type
3.   Combiner/multicoupler configurations
4.   Transmitter specifications
5.   Receiver specifications
6.   Historical problems
7.   Transmitter to transmitter isolation
8.   Transmitter to antenna isolation
9.   Transmitter to receiver isolation
10.  Calculated and measured level of Intermodulative (IM) products
11.  Transmitter output power
12.  Transmitter Effective Radiated Power (ERP)
13.  Spectrum analyzer measurements
14.  Voltage Standing Wave Radio (VSWR) measurements
15.  Existing cavity selectivity

C. LESSEE will be required within a reasonable period to correct excessive cabinet leakage which causes interference to other tenants.

III. ANTENNAS AND ANTENNA MOUNTS

A. All mounting hardware to be utilized by LESSEE to be as specified by tower manufacturer and approved by LESSOR.

B. Connections to be taped with stretch vinyl tape (Scotch #33-T or equivalent) and Scotchkoted or equivalent (including booted pigtails) or Nokia brand connectors.

C.   Must meet manufacturer's VSWR specifications.

D.   Any corroded elements must be repaired or replaced.

E. Must be DC grounded type, or have the appropriate lightning protection as determined by LESSOR.

F.   No welding or drilling on mounts will be permitted.

G. All antennas must be painted or impregnated with a color designated by LESSOR as the standard antenna color for aesthetic uniformity.


IV. CABLE

A. All antenna lines to be approved by LESSOR, which approval shall not be unreasonably withheld or delayed.

B. All transmission line(s) will be installed and maintained to avoid kinking and/or cracking.

C. Tagged with weatherproof labels showing manufacturer, model, and owner' s name at both ends of cable run.

D.   Any cable fasteners exposed to weather must be stainless steel.

E. All interconnecting cables, jumpers must have shielded outer conductor and approved by LESSOR, which approval shall not be unreasonably withheld or delayed.

F. Internally, all cable must be run in troughs or on cable trays and on cable or waveguide bridges at intervals of no less than 3'. Externally, all cable must be attached with stainless steel hangers and non-corrosive hardware.

G. All unused lines must be tagged at both ends showing termination points with the appropriate impedance termination at each end.

H.   All AC line cords must be 3 conductor with grounding plugs.

1. All antenna transmission lines shall be grounded at both the antenna and equipment ends at the equipment ends and at building entry point, with the appropriate grounding kits.

J. All cables running to and from the exterior of the cabinet must be 100% ground shielded. Preferred cables are: Heliax, Superflex or braided grounds with foil wrap.


V.   CONNECTORS

A. Must be Teflon filled, UHF or N type, including chassis/bulkhead connectors or be Nokia brand connectors.

B.   Must be properly fabricated (soldered if applicable) if field installed.

C. Must be taped and Scotchkoted or equivalent at least 4" onto jacket if exposed to weather or be Nokia brand connectors.

D. Male pins must be of proper length according to manufacturer's specifications.

E.   Female contacts may not be spread.

F.   Connectors must be pliers tight as opposed to hand tight.

G.   Must be silver plated or brass.

H. Must be electrically and mechanically equivalent to Original Equipment Manufacturers (OEM) connectors.


VI.  RECEIVERS

A.   No RF preamps permitted in front end unless authorized by LESSOR.

B.   All RF shielding must be in place.

C.   VHF frequencies and higher must use helical resonator front ends.

D. Must meet manufacturer's specifications, particularly with regard to bandwidth, discriminator, swing and symmetry, and spurious responses.

E. Crystal filters/pre-selectors/cavities must be installed in RX legs where appropriate.

F.   All repeater tone squelch circuitry must use "AND" logic.

VII. TRANSMITTERS

A.   Must meet original manufacturer's specifications.

B.   All RF shielding must be in place.

C.   Must have a visual indicator of transmitter operation.

D. Must be tagged with LESSEE's name, equipment model number, serial number, and operating frequency(ies).

E.   All low-level, pre-driver and driver stages in exciter must be shielded.

F.   All power amplifiers must be shielded.

G.   Output power may not exceed that specified on LESSEE's FCC License.


VIII. COMBINERS/MULTICOUPLERS

A.   Shall at all times meet manufacturer's specifications.

B.   Must be tuned using manufacturer approval procedures.

C.   Must provide a minimum of 60 Db transmitter to transmitter isolation.

IX.  CABINETS

A. All cabinets must be bonded together and to the equipment building ground system.

B.   All doors must be secured.

C. All non-original holes larger than 1" must be covered with copper screen or solid metal plates.

D. Current license for all operating frequencies should be mounted on the cabinet exterior for display at all times.


X.   INSTALLATION PROCEDURES

A. Any tower work, except for emergency repairs or maintenance, must be scheduled with LESSOR using only LESSOR approved contractors at least 48 hours in advance of site work. LESSOR's approval shall not be unreasonably withheld or delayed. LESSEE will be responsible for any and all fees associated with said work.

B. Installation may take place only after LESSOR has been notified of the date and time in writing, and only during normal working hours unless otherwise authorized beforehand.

C. Equipment may not be operated until final inspection of installation by LESSOR, which shall not be unreasonably withheld or delayed.

D. Any testing periods are to be approved in advance by LESSOR and within the parameters as defined by LESSOR. LESSOR's approval shall not be unreasonably withheld or delayed.


XI.  MAINTENANCE TUNING PROCEDURES

A.   All external indicator lamps/LED's must be working.

B.   Equipment parameters must meet manufacturer's specifications.

C. All cover, shield, and rack fasteners must be in place and securely tightened.

D. Local speakers and/or orderwire systems must be turned off except during service, testing or other maintenance operations.


XII. INTERFERENCE DIAGNOSTIC PROCEDURES

The LESSEE must cooperate immediately with LESSOR when called upon to investigate a source of interference, whether or not it can be conclusively proven that LESSEE' s equipment is involved.


XIII. TOWER

This section deals with items which are to be mounted on, attached to or affixed to the tower.

A.   ICE SHIELDS

At LESSOR's sole discretion, protective ice shields may be required and manufacturer of ice shield will be determined by LESSOR.

B. CLIMBING BOLTS AND LADDERS

All attachments made to the tower shall be made in such a manner as not to cause any safety hazard to other users or cause any restriction of movement on, or to any climbing ladders, leg step bolts or safety cables provided.

C. BRIDGE

1. Installation of a cable bridge shall be at LESSOR's sole discretion and with LESSOR ' s approval. LESSOR's approval shall not be unreasonably withheld or delayed.
2. If required, and in accordance with the manufacturers recommendations for the spacing of supports on horizontal runs for the particular type of cable or waveguide, the cable or waveguide shall be secured to the brackets on the bridge using clamps and hardware specifically manufactured for that purpose.
3. No cable or waveguide run shall be clamped, tied or in any way affixed to a run belonging to LESSOR or any another licensee/lessee.

D.   CABLE LADDER AND WAVEGUIDE

1. LESSEE shall install a ladder for the vertical routing of cable and waveguide. From the horizontal to vertical transition at the point where the bridge meets the tower to the point at which the cable or waveguide must leave the bridge to route to the antenna, all cable and waveguide is to be attached to the ladder in accordance with the recommendations of the manufacturer of the cable or waveguide.
2. No cable or waveguide run shall be clamped, tied or any way affixed to a run belonging to LESSOR or any another licensee/lessee.

E.   DISTRIBUTION RUNS

1. Cable or waveguide runs from the cable ladder to the point at which they connect to the antenna shall be routed along tower members in a manner producing a neat and professional site appearance.
2. Cable and/or waveguide runs shall be specifically routed so as not to impede the safe use of the tower leg or climbing bolts, or to restrict the access of LESSOR or any another licensee/lessee.
3. Distribution runs shall be clamped to the tower in accordance with the recommendations of the manufacturer of the cable or waveguide.
4. No cable or waveguide run shall be clamped, tied or in any way affixed to a run belonging to LESSOR or any another licensee/lessee.

F.   LENGTHS

1. Cable and/or waveguide runs shall not be longer than necessary to provide a proper connection and normal maintenance and operation.
2.   No coiled lengths shall be permitted on the tower, bridge or on the ground.

G.   ENTRY

1. Entry of the cable or waveguide to the interior of the shelter shall be via ports provided in the shelter wall.
2. Cable and/or waveguide entering a port shall be provided with a boot to seal the port; the boot shall be a Microflect or equivalent commercial product made specifically for the type of cable or waveguide and for diameter of the entry port, and approved by LESSOR before installation. It shall be installed in accordance with the instructions of the manufacturer and the port shall be sealed against the intrusion of moisture.


XIV. EQUIPMENT LOCATED WITHIN LESSOR'S EQUIPMENT BUILDING

A.   EQUIPMENT INSTALLATION REQUIREMENTS

1. Any mounting to walls either outside or inside LESSOR's building must be pre-approved by LESSOR, which approval shall not be unreasonably withheld or delayed.
2. All racks and equipment are to be plumb and true with the walls and floor of the shelter and reflect an installation consistent with the electrical and operational requirements of the equipment and appearance standards of a professional installation.
3. Racks are to be bolted to the floor and aligned on the center line as in the site drawing provided to the LESSOR.
4.   Racks are not to be attached to the cable trays.

B.   TRANSMISSION LINES AND/OR WAVEGUIDE ROUTING

1. Cable trays and/or troughs are required within the shelter for the routing of cable and waveguide to the equipment racks and termination points.
2.   All cable and waveguide shall be placed and secured to the cable tray.

C.   LENGTHS

1. Cable and/or waveguide runs in the equipment shelter shall not be longer than necessary in order to provide a proper connection.
2. While adequate slack for purposes of maintenance and operation is permitted, no coiled lengths on the tray or elsewhere in the shelter are permitted for normal maintenance and operation.

XV.  GROUNDING

1. The LESSEE must adhere to either the Motorola or AT&T grounding specification outlined above based on LESSOR's equipment at facility.
2.   All exterior grounding shall be C.A.D. welding.
3.   All antennas shall be bonded to the tower.
4. Cable and waveguide shall be grounded as a minimum at three specific points, and for vertical runs in excess of 200 feet at intermediate points.
5. All cable and waveguide shall be grounded to the tower at the point where the run effectively breaks from the tower for its connection to the antenna, using clamps and hardware specifically manufactured for that purpose.
6. On the vertical portion of the cable or waveguide run, just above where it starts to make its transition from a vertical tower to a horizontal bridge run, all cable and waveguide shall be grounded to the tower using clamps and hardware specifically manufactured for that purpose.
7. On the exterior of each shelter, at a point near the entry ports, a grounding plate must be provided for terminating ground leads brought from the cable and waveguide. Each cable and waveguide run shall be grounded at this point using clamps and hardware specifically manufactured for that purpose.
8. On cable and waveguide installations where the vertical tower length exceeds 200 feet, the run shall be grounded at equally spaced intermediate points along the length of the run so as not to have a distance between grounding points longer than 100 feet.
9. Cable and waveguide grounding leads shall connect to a separate point for each run to the common ground point.
10. Grounding straps shall be kept to a minimum length and as near as possible to vertical down lead and shall be consistent with the restraints of protective dress and access.
11. Grounding plates must be provided for single point access to the site grounding system. Each rack shall have a properly sized, insulated ground lead from the rack safety and signal grounds to one of the grounding points on the ground plate.
12. The insulated ground lead shall follow the route of and be placed in the cable tray.
13.  Each rack shall be separately grounded.
14. All modifications to grounding system must meet LESSOR's impedance specification.

XVI. ELECTRICAL

1.   Power requirements must be approved, in advance by LESSOR.
2. Polarized electrical outlets should be installed for all transmitters when possible.
3.   Surge protection is required for all base stations.


XVII. ELECTRICAL DISTRIBUTION

All electrical wiring from the distribution breaker panel shall be via rigid metal conduit, thin wall, routed along the under side of the cable tray to a point directly above the equipment rack. From this point, LESSEE may select how to distribute to its equipment or rack.


XVIII. TEMPORARY LOADS

1. Test equipment, soldering irons or other equipment serving a test or repair function may be used only if the total load connected to any single dual receptacle does not exceed 15 amps.
2. Test equipment to be in place for more than seven (7) days will require prior approval of the LESSOR, which approval shall not be unreasonably withheld or delayed.


XIX. HEATING, VENTILATING, AND AIR CONDITIONING

Any additional equipment or equipment upgrade having a greater heat dissipation requirement than the existing system will be the responsibility of the LESSEE and if different than specified in the Application can not be installed without the prior approval of the LESSOR, which approval shall not be unreasonably withheld or delayed.


XX.  DOORS

Equipment building doors shall be kept closed at all times unless when actually moving equipment in or out.


XXI. SITE APPEARANCE

1. Services to maintain the appearance and integrity of the site will be provided by the LESSOR and will include scheduled cleaning of the shelter interiors.

2. Each licensee/lessee is expected and required to remove from the site all trash, dirt and other materials brought into the shelter, or onto the site during their installation and maintenance efforts.

3.   No food or drink is allowed within the equipment shelter.

4.   No smoking is allowed on the tower site.


XXII. STORAGE

No parts or material may be stored on site by LESSEE.


XXIII. DAMAGE

LESSEE shall report to LESSOR any damage to any item of the facility, structure, component or equipment, whether or not caused by LESSEE.


XXIV. REPORTING ON SITE

1. Personnel on site shall be required to communicate with the LESSOR by calling (412) 788-0906 and report their arrival on site, identity, purpose, expected and actual departure times.

2. Emergency 24 hour contact number(s) must be displayed on outside of equipment cabinet/building.

                                  EXHIBIT "D"